Exhibit 10.1

LOAN CANCELLATION

AND

GENERAL RELEASE

TO ALL WHO THESE PRESENTS SHALL COME OR MAY CONCERN, know that the undersigned Amber Marie Chavez (the “Releasor”), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, from Carbon Credit International, Corp., a Nevada corporation (the “Releasee”), releases and discharges the Releasee, the Releasee’s servants, agents, principals, stockholders, affiliates, employees, subsidiaries, parents, heirs, executors, administrators, successors and assigns and the Releasee’s attorneys, together with their present, future and former officers, directors, shareholders, partners, members, employees, agents, attorneys, parents, subsidiaries, affiliates or other representatives, heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”) from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, any and all claims and demands whatsoever, in law, admiralty or equity, which against the Releasee or any of the other Released Parties, the Releasor and the Releasor’s officers, directors, employees, members, servants, agents, affiliates, subsidiaries, parents, partners, heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release including, but not limited to, certain unsecured, non-interest bearing, due on demand loans the Releasor made to the Releasee, in the aggregate amount of $6,288 (collectively, the “Loan”), which Loan is hereby cancelled without obligation of the Releasee to make any payments thereon.

The Releasor expressly warrants and covenants that he will not bring suit, claim or cause of action against any of the Released Parties in connection with any and all past, present and future claims, demands, obligations, causes of action or rights which the Releasor now has or which may hereinafter accrue, including, but not limited to, with respect to the Loan.

This Loan Cancellation and General Release is not being signed under any duress, threat, undue influence and is being executed after adequate consultation with counsel of Releasor’s choosing.

This Loan Cancellation and General Release cannot be modified orally and can only be modified through a written document signed by both parties.

This Loan Cancellation and General Release shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.

This Loan Cancellation and General Release may be executed in counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Loan Cancellation and General Release on the 2nd day of October, 2015.

RELEASOR

/s/Amber Marie Chavez

Amber Marie Chavez

Address:

1247 N. ORANGE GROVE AVE

SUITE 106

LOS ANGELES, CA 90046